UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2018

HARTFORD RETIREMENT NETWORK CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-119823	98-1225287
(State or Other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

8832 Glendon Way
Rosemead, California 91770
(626) 703-4228
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “HFRN,” and “our” refer to Hartford Retirement Network Corp., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Hartford Retirement Network Corp. (the “Company”) on April 9, 2018 (the “April 9, 2018 Form 8-K”), the Company entered into a Securities Purchase Agreement (“SPA”) with HQDA International Holdings Limited (the “Investor”), pursuant to which the Company sold to the Investor 47,500,000 shares of its common stock (the “Shares”) for an aggregate of US$7,124,109 (the “Purchase Price”) and Bin He and Zhenghui Zhang, two non-affiliated shareholders of the company ( collectively the “Seller”), who pursuant to the SPA sold 5,000,000 shares that they owned of the Company’s common stock to the Investor for $749,906 (the “Seller Purchase Price”) (the “Transactions”). The Closing occurred on April 12, 2018. The $352,455 of the Purchase Price and all of the Seller Purchase Price was previously paid by the Investor. The balance of the Purchase Price of US$ 6,771,654 was paid by the Investor at the Closing.

The description of the SPA herein is qualified in its entirety by reference to the full text of the SPA, a copy of which was filed as Exhibit 10.1 to Form 8-K filed with the SEC on April 9, 2018 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02. The offer and sale of the Shares under the SPA was made in reliance on the exemption from registration afforded under Regulation S and/or Rule 506 of Regulation D promulgated thereunder. Such offer and sale was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offering.

Item 5.01 Changes in Control of Registrant

As a result of the consummation of the transactions contemplated under the SPA (the “Transactions”), the Investor acquired beneficial ownership of an aggregate of 52,500,000 shares of Common Stock of the Company, consisting of 47,500,000 shares from the Company and 5,000,000 shares from the Seller. In addition, pursuant to the terms of the SPA, effective as of the Closing, (i) Mr. Lianyue Song resigned his position as Chief Executive Officer of the Company (ii) Messrs. Aaron Schottelkorb, Weizhong Chen and Gesheng Lu resigned as directors of the Company (iii) Ms. Ziyun Xu was appointed to serve as the Company’s Chief Executive Officer and as Chairman of the Board of Directors and (iv) Messrs. Haixiang Shen and Peigeng Xu were appointed to serve as directors of the Company. As a result of the Transactions, the Investor beneficially owns approximately 65.69% of outstanding shares of Common Stock of the Company. As a result of the Transactions described above, a change in control of the Company has occurred.

The source of funds for both the Purchase Price and Seller Purchase Price for the Shares was from the working capital of the Investor. Currently there is no other agreement to effect further changes in control of the Company. However, the Investor acquired the Shares to facilitate an investment strategy in which shares of Common Stock of the Company may be used as acquisition currency by the Investor, along with cash, to acquire equity stake in other operating companies. Any resale and disposition of the Shares by the Investor in executing such strategy may result in further changes in control of the Company.

The information set forth in Item 1.01 herein is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

In connection with the Closing and pursuant to the terms of the SPA, (i) Mr. Lianyue Song resigned his position as Chief Executive Officer of the Company and (ii) Messrs. Aaron Schottelkorb, Weizhong Chen and Gesheng Lu resigned as directors of the Company, effective immediately.

Appointment of Officer and Directors

In connection with the Closing and pursuant to the terms of the SPA, the Board appointed (i) Ms. Ziyun Xu to serve as the Company’s Chief Executive Officer and as Chairman of the Board of Directors and (ii) Messrs. Haixiang Shen and Peigeng Xu to serve as directors of the Company.

Ms. Ziyun Xu is the president of HQDA International Investment Holdings Ltd., Shanghai Zhonghuiai Wufu Investment Group, Guangdong Wugufushuo E-commerce Ltd., Sichuan Mianyang Wufu Ecological Tourism Co., Ltd, ZHA Wu Fu (Shanghai) Hotel Management Co. Ltd., China Elderly & Ecological Development Foundation Fund. Ms. Xu graduated at Hongkong International Business College in 1993 and worked in foreign enterprises in charge of marketing and planning in China thereafter. In 2003, she worked as the planning manager and journalist in “Golden Era” magazine of Guangdong Provincial Committee of the Youth League in Chinese government. In 2007, she started her own entrepreneurship. In 2009, she began to research the Chinese market on the industry of the senior services. In 2012, she established the senior retirement services and organized her own team to implement her innovational concept of the retirement model of the “Zero input”. Nowadays, this business model has been proved by her success in the Chinese senior retirement industry.

Mr. Haixiang Shen is a partner of Shanghai Office of Zhongyin Law Firm and an investment advisor of HQDA International Investment Holdings Ltd. He graduated in University of Political Science and Law along with a Bachelor’s degree in China in 2008. He is an experienced lawyer and investment advisor in investment and financing, enterprise legal advisory, pension industry investment and commercial merger and acquisition services, and has participated in a number of large commercial mergers and acquisitions since 2008.

Mr. Peigeng Xu is a manager of HQDA International Investment Holdings Ltd. and the general manager of Sichuan Mianyang Wufu Ecological Tourism Co., Ltd. He graduated in Guangzhou Academy of Fine Arts in 2001 and joined in HQDA in 2013. He has served as a successful manager to operating the company and made Xunlongshan Scenic Area become a national AAAA-grade tourist attraction in 2015, along with a good reputation in the Chinese tourism industry.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

10.1*	Securities Purchase Agreement dated April 7, 2018

*	Previously filed as Exhibit 10.1 to Form 8-K with the SEC on April 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 13, 2018

Hartford Retirement Network Corp.

By:	/s/ Jimmy Zhou
Jimmy Zhou, CFO/Secretary